UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2018

ContraVir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

Edison, NJ    08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2018, the Board of Directors of ContraVir Pharmaceuticals, Inc. (the “Company”)  approved the appointment of  Robert Foster, Pharm.D., Ph.D. as the Company’s  acting Chief Executive Officer, effectively immediately.  Dr. Foster succeeds James Sapirstein as the Company’s Chief Executive Officer.  On October 2, 2018, Mr. Sapirstein resigned as a director of the Company, effective immediately.   In addition, on September 27, 2018, Theresa Matkovits, the Company’s Executive Vice President- Drug Development resigned from the Company, effective October 12, 2018.  The Company intends to enter into a separation and release agreement with each of Mr. Sapirstein and Ms. Matkovits.

Since 2016, Dr. Foster has served as the Company’s Chief Scientific Officer, overseeing all aspects of its drug development programs.  Dr. Foster joined the Company in connection with its acquisition of Ciclofilin Pharmaceuticals Inc., where he was Founder, CEO, and Chairman.  Prior to Ciclofilin, Dr. Foster was the Chairman and CEO of Isotechnika Pharma Inc. for 21 years. Following Isotechnika’s acquisition of Aurinia Pharmaceuticals Inc.  in 2013, he transitioned from Founding CEO and Board member of the combined company to Chief Scientific Officer.

After graduating with a Ph.D. in Pharmaceutical Sciences, Dr. Foster served as a tenured, Associate Professor in the Faculty of Pharmacy and Pharmaceutical Sciences at the University of Alberta from 1988 to 1997.  From 1998 to 2001, Dr. Foster served as an Adjunct Full Professor at the same university.  From 1990 to 1994, Dr. Foster was Medical Staff, Scientific and Research Associate in the Department of Laboratory Medicine at the Walter C. MacKenzie Health Sciences Centre. He has published over 170 papers, abstracts and book chapters focused on drug analysis, development, and pharmacokinetics, and received numerous awards for both pharmaceutical research and teaching. Dr. Foster is named as an inventor on approximately 240 patents.  Dr. Foster currently serves as an Adjunct Full Professor with the Faculty of Pharmacy & Pharmaceutical Sciences at the University of Alberta. Recently, he was honored to be named the Faculty’s Outstanding Alumnus, 2018.

Item 7.01. Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release issued by the Company on October 3, 2018.

The information furnished in Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

99.1	ContraVir Pharmaceuticals, Inc. Press Release dated October 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2018

CONTRAVIR PHARMACEUTICALS, INC.

By:	/s/ Robert Foster
Robert Foster
Acting Chief Executive Officer